EXHIBIT 2.10


                           DEBENTURE PLEDGE AGREEMENT

      DESCRIPTION OF DEBENTURE

      PRINCIPAL AMOUNT                       $3,600,000

      DATE                                   SEPTEMBER 18, 1998

      INTEREST RATE                          8% PER ANNUM

      FOR VALUABLE CONSIDERATION, the receipt and sufficiency whereof is acknowledged by the undersigned, ITC CANADA LIMITED, a body corporate, incorporated under the laws of Nova Scotia (the "Company"), hereby assigns to, deposits with and pledges to NOVA SCOTIA BUSINESS DEVELOPMENT CORPORATION ("NSBDC") the debenture created by the Company and described above together with all renewals thereof, amendments thereto or substitutions therefore, interest thereon and proceeds thereof (the "Debenture') to be held by NSBDC as general and continuing collateral security for the payment of all present and future indebtedness and liability of the Company to NSBDC (the "Indebtedness").

      In the event of any default by the Company in payment of any part of the Indebtedness or in the performance of any other obligation of the Company to NSBDC, NSBDC may at any time during the continuance of any such default realize upon the Debenture by sale, transfer or delivery, or exercise and enforce all rights and remedies of a holder of the Debenture as if NSBDC were absolute owner thereof, without notice to or control by the Company, and any such remedy may be exercised separately or in combination and shall be in addition to and not in substitution for any other rights of NSBDC however created, provided that NSBDC shall not be bound to exercise any such right or remedy.

      The proceeds of the Debenture may be applied by NSBDC on account of such part of the Indebtedness as it chooses without prejudice to NSBDC's claim upon the Company for any deficiency.

      NSBDC may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Company and with other parties, sureties or securities as NSBDC may see fit without prejudice to the liability of the Company or NSBDC's rights in respect of the Debenture.

      PROVIDED HOWEVER as follows:

      (a) notwithstanding that the Debenture is in the principal amount of Cdn. $3,600,000 the liability of the Company under the Debenture at any time shall be limited to the amount of the Indebtedness;

      (b) notwithstanding that the Debenture is expressed to be payable on demand, payment may only be demanded upon the occurrence of an event of default under any instrument representing the Indebtedness or the Debenture;
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      (c)   payment  to NSBDC of  interest  for any  period  in  respect  of the
            Indebtedness,  whether before or after default,  in accordance  with
            the  terms  of  the   Indebtedness   shall  be  deemed   payment  in
            satisfaction of the interest payment for the same period under the Debenture.

      The Debenture shall not operate by way of merger of any of the Indebtedness and no judgment recovered by NSBDC shall operate by way of merger of or in any way affect the security of the Debenture which is in addition to and not in substitution for any other security now or hereafter held by NSBDC.

      This Debenture Pledge Agreement shall be interpreted in accordance with and governed by the laws of the Province of Nova Scotia and, for such purposes, the Company hereby irrevocably consents and submits, both as to person and subject matter, to the jurisdiction of the courts of Nova Scotia and to the entry of any judgment rendered in any proceedings therein.

      The provisions hereof shall be binding upon and shall ensure to the benefit of the Company and NSBDC and their respective successors and assigns.

      IN WITNESS WHEREOF the undersigned has duly executed this instrument as of the 18th day of September, 1998.


SIGNED, SEALED & DELIVERED               ITC CANADA LIMITED
in the presence of:


/s/  Robert G. MacKeigan                 Per: /s/  Wendy G. Berney
------------------------                 -------------------------

                                              /s/  Phillip Read
                                         -------------------------



                                       2
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               Date:  September 18, 1998


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                               ITC CANADA LIMITED

                                       and

                              NOVA SCOTIA BUSINESS
                             DEVELOPMENT CORPORATION




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                           DEBENTURE PLEDGE AGREEMENT



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                 Robert G. MacKeigan
                 Cox Hanson O'Reilly  Matheson
                 Barristers and Solicitors
                 Suite 1100,  Purdy's Wharf Tower One
                 1959 Upper Water Streest
                 PO Box 2380, Stn Central RPO
                 Halifax NS B3J 3E5